UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2012

Old Second Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street

 Aurora, Illinois  60507

 (Address of principal executive offices) (Zip code)

(630) 892-0202

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On September 12, 2012, the Company executed an amendment to the existing Rights Agreement and entered into the Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, between Old Second Bancorp, Inc. (the “Company”) and Old Second National Bank, as Rights Agent (the “Tax Benefits Plan”).  The Tax Benefits Plan will be brought to a shareholder vote at the Company’s 2013 annual meeting and will be rescinded if not ratified by the Company’s shareholders.  The Tax Benefits Plan amends, restates and replaces the Rights Agreement, between the Company and Old Second National Bank, as Rights Agent, dated as of September 17, 2002, which previously governed the preferred stock purchase rights (the “Rights”) granted thereunder.  See Item 3.03 below for a description of the Tax Benefits Plan.

Item 3.03              Material Modification to Rights of Security Holders

The purpose of the Tax Benefits Plan is to protect the Company’s ability to utilize certain tax assets, including its net operating losses (collectively, the “Tax Benefits”), to offset future income.  The Company’s use of the Tax Benefits in the future could be significantly limited if it experiences an “ownership” change for U.S. federal income tax purposes.  In general, an “ownership change” will occur if there is a cumulative change in the Company’s ownership by so called “5-percent shareholders” (as defined under U.S. income tax laws) that exceeds 50 percentage points over a rolling three-year period.

The Tax Benefits Plan is designed to reduce the likelihood that the Company will experience an unsolicited ownership change by (i) discouraging any person or group from becoming a “5-percent shareholder” and (ii) discouraging any existing “5-percent shareholder” from acquiring more than a specified number of additional shares of Company stock.  There is no guarantee, however, that the Tax Benefits Plan will prevent the Company from experiencing an ownership change.  A corporation that experiences an ownership change will generally be subject to an annual limitation on certain of its pre-ownership change tax assets equal to the value of the corporation immediately before the ownership change, multiplied by the long-term, tax-exempt rate (subject to certain adjustments), provided that the annual limitation would be increased each year to the extent that there is an unused limitation in a prior year.  The limitation arising from an ownership change on the Company’s ability to utilize the Tax Benefits depends on the value of the Company’s stock at the time of the ownership change.  If the Company’s Tax Benefits are subject to limitation because it experiences an ownership change, depending on the value of the Company’s stock at the time of the ownership change, the Company’s tangible common equity might be reduced.

After giving careful consideration to this issue, the Company’s Board has concluded that the Tax Benefits Plan is in the best interests of the Company and its shareholders.

Because the Tax Benefits Plan only amends and restates the Rights Plan, the Company has not and will not declare a new dividend in connection with the Tax Benefits Plan.  The Tax Benefits Plan does, however, (i) extend the term of the Rights granted under the Rights Plan to September 12, 2015 and (ii) changes the Purchase Price (as defined in the Tax Benefits Plan) to $10.00 per Right, subject to adjustment.

In addition to the changes set forth above, the Rights will not be exercisable until the earlier to occur of (i) the tenth day after the first date of a public announcement (which shall include, without limitation, a report filed or amended pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person (as defined below) that an Acquiring Person has become such, or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person or (ii) the tenth day after the date (or such later date as may be determined by action of the Board prior to such time as any person becomes an Acquiring Person) of the commencement by any person of (or, if earlier, of the first public announcement of the intention of such person) to commence) a tender or exchange offer the consummation of which would result in any person becoming an Acquiring Person.  The date the Rights become exercisable is referred to as the “Distribution Date.”

Prior to the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Effective Date, by such Common Stock and the registered holder of the Company’s common stock will be deemed to be the registered holder of the Rights.  After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Company’s common stock as of the close of business on the Distribution Date.  Thereafter, the Rights may be transferred separately from the Company’s common stock.  The Rights will expire on September 12, 2015, unless earlier exchanged or redeemed, or the date that the Company’s board of directors determines that the Company no longer has any Tax Benefits.

After any person becomes an Acquiring Person, each Right (other than the Rights treated as beneficially owned under certain U.S. tax rules by the Acquiring Person) will generally entitle the holder to purchase for the Purchase Price a number of shares of Preferred Stock (as defined in the Tax Benefits Plan) having a market value of twice the Purchase Price.

As used in the Tax Benefits Plan, an “Acquiring Person” means, in general, any person or group that has become a “5-percent shareholder” of the Company, other than (i) the Company or any subsidiary or employee benefit plan or compensation arrangement of the Company, (ii) the U.S. government, (iii) certain existing “5-percent shareholders” so long as each such shareholder does not acquire more than a specified number of additional shares of the Company’s stock; (iv) certain other “grandfathered persons” (as described in the Tax Benefits Plan), so long as such “grandfathered persons” satisfy the applicable requirements in the Tax Benefits Plan; (v) any person or group that the Board determines, in its sole discretion, has inadvertently become a “5-percent shareholder” (or inadvertently failed to continue to qualify as a “grandfathered person”), so long as such person or group promptly divests sufficient shares so as to no longer own 5% of the Company’s stock; (vi) any person or group that has become a “5-percent shareholder” (or inadvertently fails to continue to qualify as a “grandfathered person”), so long as such person or group satisfies the applicable requirements set forth in the Tax Benefits Plan; (vii) any person or group that the Board determines, in its sole discretion has not jeopardized or endangered the Company’s utilization of its Tax Benefits, so long as each such shareholder does not acquire any additional shares of the Company’s stock and so long as our Board does not, in its sole discretion, make a contrary determination; and (viii) any person that acquires at least a majority of the Company’s stock in connection with an offer satisfying various conditions set forth in the Tax Benefits Plan, including being a fully financed all-cash tender offer for any and all of the then outstanding shares of the Company at the same per-share consideration.

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of the Company’s stock), the Board may generally exchange all or part of the then outstanding and exercisable Rights for Company common stock at an exchange ratio of one share of common stock per Right, as may be adjusted. The

Board may also redeem all of the Rights at a price of $0.01 per Right at any time before the Distribution Date.

In addition, if the Company receives a Qualifying Offer (as defined below) and the Board has not redeemed the outstanding Rights or exempted such offer from the Tax Benefits Plan or called a special meeting of shareholders by the end of the 90 Business Days following the commencement (or, if later, the first existence) of a Qualifying Offer, for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Agreement, holders of record (or their duly authorized proxy) of at least 10% of the Common Stock then outstanding may submit to the Board, not earlier than 90 Business Days nor later than 120 Business Days following the commencement (or, if later, the first existence) of such Qualifying Offer, a written demand directing the Board to submit to a vote of shareholders at a special meeting of the shareholders of the Company a resolution exempting such Qualifying Offer from the provisions of this Agreement.  A special meeting demand must be delivered to the secretary of the Company at the principal executive offices of the Company and must set forth, as to the shareholders of record making the request, (i) the names and addresses of such shareholders as they appear on the Company’s books and records, (ii) the class and number of Common Stock which are owned by each of such shareholders and (iii) in the case of common stock that is owned beneficially by another person, an executed certification by the holder of record that such holder has executed such special meeting demand only after obtaining instructions to do so from such beneficial owner and attaching evidence thereof.  Subject to the requirements of applicable law, the Board may take a position in favor of or opposed to the adoption of the Qualifying Offer or no position with respect thereto, as it determines to be appropriate in the exercise of its duties.  In the event that no person has become an Acquiring Person prior to the redemption date for the Qualifying Offer, and the Qualifying Offer continues to be a Qualifying Offer and either (y) the special meeting of shareholders is not convened on or prior to the last day of the period for calling such meeting set forth in the Tax Benefits Plan or (z) if, at the special meeting at which a quorum is present, a majority of the holders of common stock present or represented by proxy at the special meeting and entitled to vote thereon as of the record date for the special meeting shall vote in favor of the Qualifying Offer, then the Qualifying Offer shall be deemed exempt from the application of the Tax Benefits Plan so long as it remains a Qualifying Offer.

For purposes of the Tax Benefits Plan, “Qualifying Offer” shall mean an offer determined by a majority of the Company’s independent directors the following characteristics, among others:  (i) fully financed all-cash tender offer for all of the outstanding shares of the Company’s common stock; (ii) commenced within the meaning of Rule 14d-2(a) of the Exchange Act and made by an offeror that beneficially owns no more than 50% of the outstanding shares of common stock; and (iii) irrevocable for at least 120 days and in writing.

At any time prior to the Distribution Date, the Tax Benefits Plan may be amended, except with respect to the Redemption Price.  After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Tax Benefits Plan in any manner that does not adversely affect the interests of holders of the Rights.

A Rights holder does not have any rights as a shareholder in the Company, including the right to vote and to receive dividends.

The Rights are in all respects subject to and governed by the provisions of the Tax Benefits Plan.  The foregoing description of the Tax Benefits Plan is qualified in its entirety by reference to the full text of the Tax Benefits Plan, a copy of which is attached as an exhibit hereto and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, between Old Second Bancorp, Inc., and Old Second National Bank, as Rights Agent, including exhibits, dated September 12, 2012.

99.1	Letter to Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 13, 2012	OLD SECOND BANCORP, INC.

	By:	/s/ William B. Skoglund
William B. Skoglund
Chairman of the Board, Director, President
and Chief Executive Officer (principal executive officer)